                                                                    EXHIBIT 99.3


                       REPORT OF INDEPENDENT ACCOUNTANTS


July 20, 1998


To the Board of Directors and Shareholders of DSLT Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of DSLT Inc. and its subsidiaries (Company) at March 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in the Notes to Consolidated Financial Statements, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in Fiscal 1997.


PricewaterhouseCoopers LLP
Bloomfield Hills, Michigan

                                   DSLT INC.
                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                                    MARCH 31
                                                 1998       1997
ASSETS
------
CURRENT ASSETS:
  Cash and cash equivalents                    $    525   $  1,222
  Marketable securities                          11,088     10,432
  Accounts receivable, net                       14,482     14,650
  Inventories                                    11,249     10,798
  Real estate projects in process                 9,955      8,269
  Prepaid expenses                                3,012      3,370
                                               --------   --------
    TOTAL CURRENT ASSETS                         50,311     48,741

PROPERTY, PLANT AND EQUIPMENT, net               15,213     14,497
REAL ESTATE HELD FOR FUTURE DEVELOPMENT             252        252
INVESTMENT IN PARTNERSHIP                           358        354
DEFERRED INCOME TAXES                             4,465      4,127
INTANGIBLE ASSETS, net                           34,449     36,421
                                               --------   --------
                                               $105,048   $104,392
                                               ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Current maturities of long-term debt         $  5,381   $  4,196
  Loans payable                                   8,048      4,958
  Accounts payable                                8,062      7,621
  Accrued liabilities                             6,746      7,154
  Income taxes payable                              800         91
                                               --------   --------
    TOTAL CURRENT LIABILITIES                    29,037     24,020
                                               --------   --------

LONG-TERM OBLIGATIONS:
  Long-term debt, less current maturities        22,943     28,330
  Deferred compensation                             708        736
  Stock appreciation rights                       8,611      8,054
  Postretirement health benefits                  2,867      2,752
  Accrued pensions                                1,862      1,764
                                               --------   --------
    TOTAL LONG-TERM OBLIGATIONS                  36,991     41,636
                                               --------   --------

SHAREHOLDERS' EQUITY:
  Preferred stock, no par value -
    Authorized 300,000 shares
    None issued
  Common stock of $1.25 par value -
    Authorized 4,000,000 shares
    Issued 1,149,209 and 1,162,641 shares         1,437      1,453
  Capital in excess of par value                  5,016      5,075
  Retained earnings                              32,567     32,208
                                               --------   --------
    TOTAL SHAREHOLDERS' EQUITY                   39,020     38,736
                                               --------   --------
                                               $105,048   $104,392
                                               ========   ========

   The accompanying notes are an integral part of the financial statements.

                                   DSLT INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (In thousands)


                                                     YEAR ENDED MARCH 31
                                                      1998        1997
REVENUES                                            $131,695    $105,869

 Cost of revenues                                     97,868      79,299
 Real estate impairment loss                               -       5,741
 Marketing, general and administrative expense        24,757      22,342
                                                    --------    --------
OPERATING INCOME (LOSS)                                9,070      (1,513)

 Other income (expense) -
  Investment income                                      926       3,133
  Interest expense                                    (3,325)     (2,262)
  Stock appreciation rights expense                     (979)     (1,401)
                                                    --------    --------
INCOME (LOSS) BEFORE TAXES                             5,692      (2,043)

 Provision (credit) for income taxes                   2,944        (280)
                                                    --------    --------
NET INCOME (LOSS)                                   $  2,748    $ (1,763)
                                                    ========    ========


   The accompanying notes are an integral part of the financial statements.

                                   DSLT INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                       (In thousands, except share data)


                                                                   CAPITAL                  TOTAL
                                               COMMON STOCK       IN EXCESS                 SHARE-
                                                          PAR       OF PAR     RETAINED    HOLDERS'
                                             SHARES      VALUE      VALUE      EARNINGS     EQUITY
BALANCE AT MARCH 31, 1996                  1,180,497    $1,476       $5,153     $37,579     $44,208
 Net loss                                                                        (1,763)     (1,763)
 Fair value adjustment to investment
   securities available-for-sale, net                                              (963)       (963)
 Cash dividends paid                                                             (1,544)     (1,544)
 Repurchase of common stock                  (17,856)      (23)         (78)     (1,101)     (1,202)
                                           ---------    ------       ------     -------     -------
BALANCE AT MARCH 31, 1997                  1,162,641     1,453        5,075      32,208      38,736
 Net income                                                                       2,748       2,748
 Fair value adjustment to investment
   securities available-for-sale, net                                                (3)         (3)
 Cash dividends paid                                                             (1,525)     (1,525)
 Repurchase of common stock                  (13,432)      (16)         (59)       (861)       (936)
                                           ---------    ------       ------     -------     -------
BALANCE AT MARCH 31, 1998                  1,149,209    $1,437       $5,016     $32,567     $39,020
                                           =========    ======       ======     =======     =======

   The accompanying notes are an integral part of the financial statements.

                                   DSLT INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                YEAR ENDED MARCH 31
                                                                 1998        1997
CASH PROVIDED (USED) BY OPERATIONS:
 Net income (loss)                                              $ 2,748    $ (1,763)
    Add (deduct) amounts not affecting cash -
     Real estate impairment loss                                      -       5,741
     Depreciation and amortization                                3,752       2,385
     Deferred compensation                                          (28)        (92)
     Stock appreciation rights                                      979       1,401
     Accrued pensions                                                80         159
     Postretirement health benefits                                 115          89
     Deferred income taxes                                          124      (1,602)
     Other                                                           (4)        (12)
 Change in net working capital                                    1,788         784
                                                                -------    --------
   Net Cash Provided (Used) By Operations                         9,554       7,090
                                                                -------    --------
CASH PROVIDED (USED) BY INVESTING ACTIVITIES:
 Additions to property, plant and equipment                      (2,478)     (4,994)
 Additions to real estate projects in process                    (3,541)     (3,937)
 Purchase of Menu Magic Foods, Inc., net of cash acquired             -     (40,037)
 (Increase) decrease in marketable securities                      (659)     13,854
                                                                -------    --------
   Net Cash Provided (Used) By Investing Activities              (6,678)    (35,114)
                                                                -------    --------
CASH PROVIDED (USED) BY FINANCING ACTIVITIES:
 Proceeds from long-term debt                                         -      32,950
 Payments on long-term debt                                      (4,202)       (516)
 Proceeds from loans payable, net                                 3,090       3,289
 Repurchase of common stock                                        (936)     (1,202)
 Exercise of stock appreciation rights                                -      (3,921)
 Cash dividends                                                  (1,525)     (1,544)
                                                                -------    --------
   Net Cash Provided (Used) By Financing Activities              (3,573)     29,056
                                                                -------    --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   (697)      1,032
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                     1,222         190
                                                                -------    --------
CASH AND CASH EQUIVALENTS - END OF YEAR                         $   525    $  1,222
                                                                =======    ========
SUPPLEMENTAL INFORMATION:
 Federal income taxes paid                                      $ 2,384    $  1,250
                                                                =======    ========
 Interest paid                                                  $ 3,255    $  1,250
                                                                =======    ========
 Details of acquisition:
  Fair value of assets acquired                                            $ 44,433
  Liabilities assumed                                                        (4,042)
                                                                           --------
  Cash paid                                                                  40,391
  Less cash acquired                                                           (354)
                                                                           --------
  Net cash paid for acquisition                                            $ 40,037
                                                                           ========

   The accompanying notes are an integral part of the financial statements.

                                   DSLT INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (In thousands)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of DSLT Inc. and all subsidiaries (Company). The Company's major subsidiary, Diamond Crystal Specialty Foods, Inc. (DCSFI), operates as a manufacturer and packager of products for the food service industry. Through the Company's subsidiaries, DSLT Properties, Inc., DSLT Development Company, Diamond Energy Corp., and DSLT Storage Company, the Company is active in real estate ownership and development. In addition, the Company holds a portfolio of investments in cash equivalents and marketable securities, the income from which is reported as investment income. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash equivalents are stated at cost which approximates market and include debt instruments with a maturity of three months or less - principally commercial paper and money market accounts.

MARKETABLE SECURITIES

Marketable securities include money market funds, municipal bonds, and private placement investments. All securities are classified as available-for-sale and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and are reported as a component of retained earnings until realized. Dividends and interest income are recognized when earned.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined principally under the last-in, first-out (LIFO) method.

LONG-LIVED ASSETS

The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (FAS 121), in Fiscal 1997. The carrying value of long-lived assets which includes real estate projects; property, plant, and equipment and intangible assets will be evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such reviews for recoverability, the Company determines whether the long-lived asset is to be held and used or is to be disposed. Real estate properties under development are considered assets to be held and used, and completed properties are considered assets to be disposed for purposes of applying the provisions of FAS 121. For assets to be held and used, undiscounted expected cash flows are compared to the carrying value of assets and if the sum of the undiscounted cash flows is less than the carrying value, an impairment for the difference between the carrying value and fair value is recognized. Assets to be disposed are reported at the lower of carrying value or fair value. Fair value is estimated using expected discounted future cash flows.

REAL ESTATE

Real estate sales are recorded upon the receipt of a cash payment from the buyer and the transfer of a deed. Projects in process and real estate held for future development are carried at cost, except impaired assets, which are carried at the lower of cost or fair value in accordance with the provisions of FAS 121. All construction related costs of real estate projects are deferred until the time of sale, except administrative costs which are expensed as incurred. Real estate projects in process include all properties currently held for sale.

PROPERTIES AND DEPRECIATION

Property, plant and equipment are stated at cost. Depreciation is computed principally using the straight-line method for financial reporting purposes and accelerated methods for federal income tax purposes. Expenditures for repairs and maintenance are charged to operations as incurred.

INTANGIBLE ASSETS

Intangible assets consist primarily of Goodwill which is the excess of cost over the fair value of the net assets of businesses acquired. Goodwill is amortized using the straight-line method over 20 years.

INCOME TAXES

Income tax provisions are based upon income reported for financial reporting purposes. Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the related tax bases for income tax purposes.

INVESTMENT IN PARTNERSHIP

DSLT Storage Company owns a 50% interest in the Halco Investments Partnership which operates three self-storage facilities in St. Clair, Fort Gratiot Township
and Port Huron, Michigan under the name Secured Storage Systems.   The Company
accounts for its interest in Halco by the equity method. The Company was a 50% guarantor of loans to Halco which aggregated $1,227 as of March 31, 1998. The Company recorded income of $4 and $26 in Fiscal 1998 and Fiscal 1997, respectively, as its share of the partnership's earnings.

MARKETABLE SECURITIES

The fair market value of marketable securities, most of which were managed by independent investment advisors, at the end of each fiscal year were:

                                     1998      1997

 Money market funds                 $    78   $    26
 U.S. Treasury obligations            4,490     4,144
 Municipal bonds                      4,778     5,089
 Private placement investments        1,742     1,173
                                    -------   -------
                                    $11,088   $10,432
                                    =======   =======

Net capital gains of $293 and $2,163 were recognized during Fiscal 1998 and Fiscal 1997, respectively.

Unrealized net gains and losses applicable to securities categorized as available-for-sale were $311 and $262 in Fiscal 1998 and Fiscal 1997, respectively.


INVENTORIES

 Inventories at the end of each fiscal year were:

                                                           1998      1997

   Raw materials, packaging materials and supplies      $ 3,689   $ 3,468
   Finished goods                                         7,560     7,330
                                                        -------   -------
                                                        $11,249   $10,798
                                                        =======   =======

The amount of inventories valued under the LIFO method approximated 93% and 94% in Fiscal 1998 and Fiscal 1997, respectively. The excess of current cost over stated LIFO value approximated $794 and $1,195 at March 31, 1998 and March 31, 1997, respectively.

REAL ESTATE

  Real estate projects in process, at cost (except as noted), at the end of each fiscal year were:

                                                                        1998     1997
 Harbor Village at Manistee Beach residential/marina condominiums
   (net of $4,483 and $5,741 valuation reserve
       in 1998 and 1997, respectively)                                 $6,713   $5,774
 Diamond Cove North residential/marina condominiums                       408      456
 Diamond Cove South residential/marina condominiums                     1,893    1,465
 Diamond Trails residential homesites                                      72       41
 Diamond Meadows residential condominiums                                 869      478
 Doctors Park office condominium                                            -       55
                                                                       ------   ------
                                                                       $9,955   $8,269
                                                                       ======   ======

Revenues of $5,843 and $3,094 and cost of revenues of $4,131 and $1,995 relating to real estate activities were recorded in Fiscal 1998 and Fiscal 1997, respectively.

The adoption of FAS 121 in Fiscal 1997 resulted in a pre-tax charge of $5,741 to operating income (loss), related to certain real estate projects at Harbor Village at Manistee Beach.

Real estate held for future development at the end of each fiscal year was:

                                                                         1998        1997
 East China Township property                                          $     31    $     31
 St. Clair Township (Feldman) property                                      221         221
                                                                       --------    --------
                                                                       $    252    $    252
                                                                       ========    ========

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at the end of each fiscal year was:

                                                                           1998        1997
 Land and land improvements                                            $    836    $    468
 Buildings and building improvements                                     12,182      11,143
 Machinery and equipment                                                 15,860      15,045
                                                                       --------    --------
                                                                         28,878      26,656
 Accumulated depreciation                                               (13,665)    (12,159)
                                                                       --------    --------
                                                                       $ 15,213    $ 14,497
                                                                       ========    ========

Rental expense on operating leases amounted to $564 and $451 in Fiscal 1998 and Fiscal 1997, respectively. As of March 31, 1998, the total minimum lease commitments under operating leases approximated $1,420.

PROVISION (CREDIT) FOR INCOME TAXES

Provision (credit) for income taxes comprised the following in each fiscal year:


                                                            1998       1997

 Currently payable - Federal and foreign                   $2,457    $ 1,119
                   - State                                    535        136
                                                           ------    -------
                                                            2,992      1,255
                                                           ------    -------
 Deferred provision (benefit) - Federal                       (37)    (1,618)
                              - State                         (11)        83
                                                           ------    -------
                                                              (48)    (1,535)
                                                           ------    -------
     Provision (credit) for income taxes                   $2,944    $  (280)
                                                           ======    =======

The effective tax rate in each year differed from the federal statutory tax rate of 34% for the following reasons:

                                                                       1998      1997

 Computed "expected" tax provision (credit) on before tax income      $1,935     $(695)
 Increase (decrease) in taxes resulting from:
   State income taxes - net of federal benefit                           346       144
   Tax-exempt interest income                                            (98)     (116)
   Dividends received deduction                                            -       (31)
   Meals and entertainment                                                86        84
   Goodwill                                                              624       303
   Other                                                                  51        31
                                                                      ------     -----
     Provision (credit) for income taxes                              $2,944     $(280)
                                                                      ======     =====

The tax effects of temporary differences which produced deferred tax assets and liabilities as of the end of each fiscal year are as follows:


                                                        1998       1997
 Deferred tax assets related to:
   Stock appreciation rights                          $ 3,259    $ 2,907
   Postretirement health benefits                       1,080      1,068
 Pensions                                                 608        602
   Other employee benefits                                419        605
   Deferred compensation                                  297        341
   Real estate valuation reserve                        1,595      1,853
   Other                                                  320        322
                                                      -------    -------
                                                        7,578      7,698
                                                      -------    -------
 Deferred tax liabilities related to:
   Unrealized net gains on marketable securities         (106)       (89)
   Depreciation                                          (719)      (732)
                                                      -------    -------
                                                         (825)      (821)
                                                      -------    -------
 Net deferred tax asset                                 6,753      6,877
 Less current portion of net deferred tax asset        (2,288)    (2,750)
                                                      -------    -------
 Net long-term deferred tax asset                     $ 4,465    $ 4,127
                                                      =======    =======

ACQUISITIONS

On October 15, 1996, DCSFI purchased all outstanding shares of Menu Magic Foods, Inc., a privately held foodservice manufacturer located in Indianapolis, Indiana. The purchase price totalled $40,391. The acquisition was accounted for using the purchase method and resulted in $36,671 of Goodwill. Results of operations of Menu Magic Foods, Inc. are included with those of the Company commencing October 15, 1996.

LOANS PAYABLE AND LONG-TERM DEBT

The Company maintains bank lines of credit totalling $8,000, which have no commitment fee or compensating balance requirements, to finance its working capital needs. All borrowings from the lending institutions are at the prime rate of interest. As of March 31, 1998 and 1997, the Company had $2,500 and $0, respectively, outstanding short-term borrowings against these lines of credit (included in loans payable).

In addition to these lines of credit, the Company, through DCSFI, maintains the debt instruments outlined in the following table and described below:


                                  Fiscal Year   Interest
             Type                  Maturity       Rate        1998         1997
Loans payable, revolver               1999       8.00%      $ 5,548      $ 4,958
                                                            =======      =======
Long-term debt:
  Term loan                           2003       9.00%      $25,435      $29,500
  Industrial revenue bond             2016       3.90%        2,850        2,950
  Other                               2000      10.00%           39           76
                                                            -------      -------
                                                             28,324       32,526
Current maturities                                            5,381        4,196
                                                            -------      -------
Long-term debt                                              $22,943      $28,330
                                                            =======      =======

On October 15, 1996, DCSFI entered into a $45,000 credit agreement with a group of financial institutions which provides for a $15,000 secured revolving credit facility (revolver) and a seven year $30,000 secured term loan (term loan). The proceeds of the term loan were used to finance the acquisition of Menu Magic Foods, Inc.

The revolver bears interest at DCSFI's option, at the prime rate or Eurodollar rate, plus in each instance, a margin based upon DCSFI's ratio of senior debt to earnings before interest, taxes, depreciation and amortization. A commitment fee of 0.5% is payable quarterly on the unused portion of the revolver. The term loan bears interest in the same manner as the revolver, however, DCSFI has entered into an interest rate swap agreement to effectively convert the variable rate term loan into a fixed rate loan with a weighted average interest rate of 9%. Principal payments commenced on January 17, 1997 and are due quarterly through Fiscal 2003. Annual principal payments escalate from $2,000 to $7,000. Prepayments of principal may be required based upon a calculation of excess cash flows determined under the agreement's formula. During Fiscal 1998, DCSFI repaid $1,565 pursuant to the excess cash flow formula and expects to pay an incremental $1,000 during Fiscal 1999. Such amounts are classified as current maturities. The revolver and term loan contain certain affirmative and negative covenants and reporting requirements, and are secured by substantially all of DCSFI's assets.

The City of Indianapolis, Indiana Variable Rate Demand Industrial Revenue Bond, Series 1995 was assumed on March 31, 1997 as part of the purchase agreement for the Indianapolis facility. This bond is secured by an irrevocable letter of credit in the principal amount of $2,990 at March 31, 1998. Principal payments commenced on January 1, 1997 and are due semi-annually through 2016. Annual principal payments range from $100 to $170.

The principal maturities of long-term debt subsequent to Fiscal 1998 are:
1999 - $5,381; 2000 - $5,233; 2001 - $5,850; 2002 - $6,755; 2003 - $2,845; 2004
and thereafter - $2,260.

STOCK APPRECIATION RIGHTS PLANS

The 1989 Stock Appreciation Rights Plans for both the Company and DCSFI provide for the granting of Stock Appreciation Rights (Rights). Each participant was provided a separate letter agreement under which he can purchase shares of his company's common stock equivalent to the number of Rights exercised under the Plan, at prices determined in accordance with that company's stock redemption policy. The Plans provide for the grant of up to 121,996 Company Rights and up to 482,658 DCSFI Rights. Rights vest and become exercisable beginning one year after date of grant at the rate of approximately 20% - 25% per year. Upon exercise, the grantee will receive cash equal to the increase in the fair market value per Right from the date of grant to the date of exercise. The fair market value of each company is determined as of each March 31 substantially by an independent valuation consulting firm selected by the Board. For Rights exercised between appraisal dates, the fair market value is prorated as defined in the Plans. Rights expense under these Plans was $774 and $1,231 in Fiscal 1998 and Fiscal 1997, respectively.

                                                   DSLT Inc.                DCSFI
                                                       Price Per                 Price Per
                                            Rights       Right     Rights          Right
Rights outstanding at March 31, 1997          76,247      $39.57   220,831     $7.70 - $25.03
  Rights forfeited during Fiscal 1998              -               (14,625)      8.07 - 25.03
  Rights exercised during Fiscal 1998              -               (26,324)             25.03
                                              ------               -------
Rights outstanding at March 31, 1998          76,247       39.57   179,882       7.70 - 25.03
                                              ======               =======
Rights exercisable at March 31, 1998          76,247       39.57   165,258       7.70 - 25.03
                                              ======               =======
Range of expiration dates                  3/31/1999                         7/1/1999 to 6/30/2000

The 1994 Stock Appreciation Rights Plans provide for the granting of Rights to certain officers of each company based on each officer's salary, position and the fair market value per Right of each company's stock. Rights granted to participants who are also original participants in the 1989 Stock Appreciation Rights Plans become fully vested six years after the date of grant. Rights granted to all other participants vest at the rate of 20% per year. Upon exercise, the participants will receive cash equal to the increase in the fair market value per Right from the date of the grant to the date of exercise in the same manner as determined under the 1989 Plan. Rights expense under these Plans was $202 and $170 in Fiscal 1998 and Fiscal 1997, respectively.

                                                  DSLT Inc.                  DCSFI
                                                      Price Per                    Price Per
                                           Rights       Right        Rights          Right
Rights outstanding at March 31, 1997       13,204   $62.55 - 86.73    54,521    $18.85 - 31.63
  Rights granted during Fiscal 1998         4,073            91.11    23,482             35.63
  Rights forfeited during Fiscal 1998           -                    (10,387)    28.15 - 35.63
                                           ------                    -------
Rights outstanding at March 31, 1998       17,277    62.55 - 91.11    67,616     18.85 - 35.63
                                           ======                    =======
Rights exercisable at March 31, 1998            -                          -
                                           ======                    =======
Range of expiration dates                           3/31/2004-2007              3/31/2004-2007

Under certain conditions, the provisions of the previously described DCSFI credit agreement may prohibit DCSFI from paying cash to Plan participants for Rights exercised. Instead, DCSFI Plan participants may receive a note from DCSFI upon exercise of their Rights under both the 1989 and 1994 Plans. There is no effect on the Company's Rights holders.

The 1997 Board of Directors Stock Appreciation Rights Plan was adopted effective April 1, 1997 and provides for the granting of Rights to non-employee Directors based on a $9 compensation and the fair market value per Right of the Company's stock. The Rights vest after one year and expire in five years from date of grant. Upon exercise, the grantee will receive cash equal to the increase in the fair market value per Right from the date of grant to the date of exercise. Rights expense under this Plan was $3 in Fiscal 1998.

POSTRETIREMENT BENEFITS

PENSION PLAN BENEFITS

The Company sponsors trusteed, noncontributory, qualified pension plans covering substantially all of its employees. Plan benefits are based on years of service and compensation for the Salaried Plan, and a specified benefit per year of service for the Hourly Plan. The Company's policy is to fund only amounts required to satisfy minimum legal requirements. The Company also maintains unfunded, non-contributory, non-qualified pension plans covering certain salaried executive employees of both the Company and DCSFI. Plan benefits are based on years of service and compensation. The Company's policy is to fund only amounts required to satisfy actual benefit payments.

Pension expense includes the following components for each fiscal year:

                                                                 1998                    1997
                                                                      Non-                     Non-
                                                       Qualified    Qualified   Qualified    Qualified
                                                         Plans        Plans       Plans        Plans
Service cost - benefits earned during the year           $   442        $  71       $ 448         $ 67
Interest cost on projected benefit obligations               436           59         388           50
Return on assets - actual                                 (1,410)           -        (775)           -
Return on assets - deferred                                  996            -         429            -
Amortization of unrecognized net transition asset            (63)           -         (48)           -
Amortization of unrecognized intangible asset                  -           67           -           67
                                                         -------        -----       -----         ----
Net pension expense                                      $   401        $ 197       $ 442         $184
                                                         =======        =====       =====         ====


 The funded status of the plans at the end of each fiscal year was:

                                                                    1998                      1997
                                                                          Non-                      Non-
                                                           Qualified    Qualified    Qualified    Qualified
                                                             Plans        Plans        Plans        Plans
Actuarial present value of current vested
  benefit obligations                                        $ 5,291        $ 636      $ 4,443        $ 384
Actuarial present value of current nonvested
  benefit obligations                                            235          122          248          159
                                                             -------        -----      -------        -----
Total actuarial present value of current
  benefit obligations                                        $ 5,526        $ 758      $ 4,691        $ 543
                                                             =======        =====      =======        =====
Actuarial present value of projected
  benefit obligations                                        $ 6,589        $ 872      $ 5,940        $ 775
Plan assets at market value                                   (7,761)           -       (5,984)           -
                                                             -------        -----      -------        -----
Actuarial present value of projected
  benefit obligations greater (less) than plan assets         (1,172)         872          (44)         775
Unrecognized net transition asset                                145            -          173            -
Unrecognized intangible asset                                      -          201            -          184
Unrecognized prior service cost                                 (133)        (386)        (143)        (454)
Unrecognized net gain                                          2,264           71        1,235           38
                                                             -------        -----      -------        -----
Accrued pensions at end of year                              $ 1,104        $ 758      $ 1,221        $ 543
                                                             =======        =====      =======        =====

Actuarial expense assumptions for the qualified plans at the end of each fiscal year were:


                                                        1998    1997

  Discount rate                                         7.25%   7.50%
  Expected long term rate of return on plan assets      8.00%   8.00%
  Salary progression  (Salaried Plan only)              4.50%   5.50%

Plan assets consist principally of cash, cash equivalents, corporate bonds, U.S. Treasury notes and common stocks.

HEALTH BENEFITS

The Company has adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (FAS
106), which requires the accrual of postretirement health benefits during the active service periods of employees to the date they attain full eligibility for benefits. A majority of the Company's employees may become eligible for such benefits upon retiring directly from active employment under a Company retirement plan. The Company will continue to fund postretirement health benefits on a cash basis.

The components of the postretirement health benefits expense at the end of each fiscal year were:

                                                               1998        1997
Service cost - benefits earned during the year               $   120     $    110
Interest cost on projected benefit obligations                   216          198
                                                             -------     --------
  Net postretirement health benefits expense                 $   336     $    308
                                                             =======     ========


The components of the postretirement health benefits liability at the end of each fiscal year were:

  Retirees                                              $   1,470   $   1,376
  Fully eligible active plan participants                     545         451
  Other active plan participants                              852         925
                                                        ---------   ---------
  Accrued postretirement health benefits                $   2,867   $   2,752
                                                        =========   =========

The actuarial expense assumptions used in the determination of the postretirement health benefit obligation include a discount rate of 7.25% and certain assumed health care cost trend rates. The health care cost trend rate used for Fiscal 1998 to project future cost increases for retired Medicare eligible employees was 11.9%, reducing to 6.3% by Fiscal 2013. For retired employees who are not Medicare eligible, the trend rate was 12.3% for Fiscal 1998, reducing to 6.0% by Fiscal 2013. A one point increase in the assumed health care cost trend rate would not have a material impact on liabilities or service cost.

ACCRUED LIABILITIES

 Accrued liabilities at the end of each fiscal year were:

                                          1998      1997
   Accrued compensation                   $2,112   $2,590
   Workers compensation                      262        -
   Accrued and withheld taxes                468      658
   Accrued Salt Division sale costs          127      132
   Accrued interest                          642      673
   Distributor allowance                   2,286    2,473
   Consulting services                       217      181
   Other                                     632      445
                                          ------   ------
                                          $6,746   $7,154
                                          ======   ======

MAJOR CUSTOMER

One DCSFI customer comprised approximately 38% and 40% of total revenues in Fiscal 1998 and Fiscal 1997, respectively.